EXHIBIT 10.1

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONVERTIBLE PROMISSORY NOTE

$26,000,000	January 30, 2022

For value received, Ainos, Inc., a Texas corporation (the “Company”), promises to pay to Ainos, Inc., a Cayman Islands corporation (the “Holder”), the principal sum of $26,000,000. No interest shall accrue on this Convertible Promissory Note (this “Note”). This Note is issued pursuant to that certain Amended and Restated Asset Purchase Agreement dated as of January 29, 2022. This Note is subject to the following terms and conditions.

1. Maturity. Unless converted or repaid pursuant to Section 2 or Section 3, the entire unpaid principal sum of this Note will be payable on January 30, 2027 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2. Conversion.

(a) Mandatory Conversion. Prior to repayment of this Note, immediately prior to the closing of any public offering of the Company’s common stock as result of which the Company’s common stock will be listed on a Trading Market (the “Uplisting Offering”), the outstanding principal amount of this Note (the “Conversion Amount”) shall be converted into shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company or such other securities or property for which this Note may become convertible as a result of any adjustment described in Section 2(b) at a price that is eighty percent (80%) of the initial public offering price of the Uplisting Offering (the “Conversion Price”).

In addition to the terms defined elsewhere in this Note, for all purposes of this Note, the following terms shall have the meanings indicated in this Section 2(a):

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of Delaware are open for the general transaction of business.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market; provided, that in the event that the Common Stock is not listed or quoted on a Trading Market, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or any successors to any of the foregoing) on which the Common Stock is listed or quoted for trading on the date in question.

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(b) Adjustment.

(i) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, merger, consolidation, acquisition of the Company, or the like, the number, class and type of shares available upon conversion of this Note and the Conversion Price shall be correspondingly adjusted to give the Holder of the Note, on conversion for the same aggregate Conversion Amount, the total number, class, and type of shares or other property as the Holder would have owned had the Note been converted prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Note need not be changed because of any such adjustment.

(ii) Upon the occurrence of each adjustment pursuant to this Section 2(b), the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of shares or other securities issuable upon conversion of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

(c) Mechanics and Effect of Conversion. No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note at the principal offices of the Company. At its expense, the Company will, as soon as practicable thereafter, cause to be issued and delivered to such Holder a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion or confirmation of book-entry registration of such shares, together with a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to any principal amount.

3. Payment Terms. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new convertible promissory note for the same principal amount will be issued to, and registered in the name of, the transferee.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

6. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or e-mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, facsimile number or e-mail as set forth below or as subsequently modified by written notice.

7. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder and each transferee of this Note.

8. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

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This Note is executed and delivered as of the date first set forth above.

COMPANY:
Ainos, Inc., a Texas corporation

By:	/s/ Chun-Hsien Tsai
Name:	Chun-Hsien Tsai
Title:	Chief Executive Officer

[Signature Page to Convertible Promissory Note]

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